CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Klein Retail Centers, Inc.

We consent to the incorporation in the Registration Statement Amendment No. 7 on Form S-11 of our report dated May 28, 2010 relating to the consolidated financial statements of Klein Retail Centers, Inc. as of December 31, 2009 and 2008 and for the years then ended, such Form S-11 filed with the Securities and Exchange Commission on or about June 29, 2010. We also consent to the reference to our firm under the caption “Experts”.

/s/ WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
June 29, 2010